Exhibit 99.2

EL CAPITAN HYPERSPECTRAL SURVEY SHOWS 4 NEW ANOMOLIES; CONFERENCE CALL WITH PRESIDENT/CEO MOTTLEY NEXT TUESDAY

Scottsdale, Arizona- El Capitan Precious Metals, Inc. (OTC/BB:ECPN) reports:

Hyperspectral Survey

Chuck Mottley, Company President and CEO, states: "Dr Clyde Smith, the Company's consulting geologist, has submitted a summary of his report on the hyperspectral survey recently performed by Earth Search Sciences, Inc. (ESSE.OB). The data is encouraging as it indicates several additional anomalies within the 10,000 claimed acres. These anomalies are indications of mineralization.

"38 surface samples were collected from these four anomalies and have been assayed showing a similar level of gold value to those in the Stage 1 and 2 drilling assays."

The following is Dr. Smith's summary of the hyperspectral survey:

"Fusion assay results have recently been received for 38 samples collected from mineralized locations indicated as hyperspectral anomalies within a 16 square mile (10,000 Acres) survey area around the El Capitan gold-platinum deposit in Lincoln County, New Mexico. Gold assay results from four locations are anomalous and of a level similar to those in the El Capitan deposit. Two of the four locations are within an apparent east-west trending belt of similar geology that includes the deposit; these two locations are, respectively, one mile to the west-southwest and one mile east-southeast of the deposit. These two locations, as well as a three square mile area around the locations and the deposit, require additional exploration, including geologic mapping, ground magnetic and geochemical soil surveys. Drilling has been recommended for two of the locations."

Tonnage

Mottley continued: "Stage 1 and 2 assays on approximately 2,400 feet of drilling has been completed and reported on. The assays on the additional 10,000 feet of drilling are in process. The results of these assays will help verify the boundaries of the primary El Capitan deposit. In addition, positive assays from these holes will increase the current mineralized tonnage of 37.4 million."

Conference Call

There will be a conference call with Chuck Mottley for investors and analysts at 4:30 pm Eastern Time on Monday, the 27th of June. You can access the call by two different methods:

1. By phone: call 866-321-0042 and use pin number 921318#

2. By computer: http://www.visualwebcaster.com/event.asp?id=34425

El Capitan Precious Metals, Inc. is an exploration stage company that owns a 40% interest in the El Capitan property located near Capitan, New Mexico as well as a joint venture and 20% ownership of 13 mining claims and other assets known as the C.O.D. mine located near Kingman, Arizona. In addition, the Company owns contractual rights to the Rainbow Valley property consisting of 1660 acres and 100 % of the Weaver mine, both near Phoenix, Arizona.

The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the results of metallurgical testing, interpretation of drill results, the geology, grade and continuity of mineral deposits, results of initial feasibility, pre-feasibility and feasibility studies and the possibility that future exploration, development or mining results will not be consistent with past results and/or the Company's expectations, discrepancies between different types of testing methods, some or all of which may not be industry standard, the ability to mine precious and other minerals on a cost effective basis, the Company's ability to successfully complete contracts for the sale of its iron ore and other products; fluctuations in world market prices for the Company's products; the Company's ability to arrange transportation from its mining properties to ocean ports on satisfactory terms; the Company's ability to obtain or maintain regulatory approvals; the Company's ability to obtain financing for the commencement of mining activities on satisfactory terms; the Company's ability to obtain necessary financing; the Company's ability to enter into and meet all the conditions to close contracts to sell its mining properties that it chooses to list for sale, and other risks and uncertainties described in the Company's filings from time to time with the Securities and Exchange Commission. The Company disclaims any obligation to update its forward-looking statements.